UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 24, 2008

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of principal executive offices)	02038 (Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 24, 2008, Echo Therapeutics, Inc. (the “Company”) received gross proceeds of $500,000 as a result of its fourth and final drawdown under the previously announced Securities Purchase and Loan Agreement between the Company and Imperium Master Fund, Ltd (the “Purchaser”), dated March 24, 2008 (the “Purchase Agreement”). In exchange, the Company issued to the Purchaser an original issue discount senior secured note (the “Note”). The Note is the last of four notes issued pursuant to the Purchase Agreement.
     The Company is not required to make monthly cash payments of principal and interest under the Note or any other note sold under the Purchase Agreement. Instead, the outstanding principal of the Note and all other notes sold under the Purchase Agreement will accrete in value at an annual rate of 10%, compounded monthly, resulting in a total principal amount of approximately $552,356 due for each note at maturity. If, however, the Company completes an equity issuance in one or more series of transactions totaling $5,000,000 (a “Qualified Issuance”), then the aggregate amount due for each note sold under the Purchase Agreement, including the Note, will be reduced from $552,356 to $546,903 and the annual accretion value will be reduced from 10% to 9%.
     The Note is due twelve months after the date of the issuance, provided, however, that if the Company completes a Qualified Issuance by October 31, 2008, the Company has a right to extend the maturity date of all notes sold under the Purchase Agreement, including the Note, to 24 months after the date of the issuance of each note. The Company has the right to repay the principal amount of the Note in cash, in whole, but not in part, prior to maturity at a premium of 1.02 times the unpaid principal plus any other amount due under the Note.
     Any amount outstanding under the Note becomes due and payable upon the occurrence of an event of default. Events of default under the Note include: (1) the Company’s failure to make a payment when due or payable; (2) a breach or notice of intent to breach by the Company of any material term, covenant or condition in the Note or any of the transaction documents entered into in connection with the Note and such breach is not cured within five business days after notice; (3) any false, incorrect or breach in any material respect of any material representation or warranty made by the Company; (4) the default of more than $25,000 of any other of the Company’s indebtedness that causes such amount to become due and payable; or (5) a bankruptcy of the Company (whether voluntary or involuntary) or general assignment for the benefit of its creditors.
     The Company’s agreements with the Purchaser, including the Purchase Agreement, are further described in the Company’s current reports on Form 8-K, dated March 24, 2008, April 24, 2008 and June 2, 2008, and filed with the Securities and Exchange Commission on March 26, 2008, April 28, 2008 and June 3, 2008, respectively.
     The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note, the form of which was filed as Exhibit 10.2 to the Company’s current report on Form 8-K dated March 24, 2008, filed with the Securities and Exchange Commission on March 26, 2008, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The Company’s issuance of the Note was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Note may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Note issued in the transaction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase and Loan Agreement by and among the Company and the Purchasers named therein, dated as of March 24, 2008, is incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated March 24, 2008.

10.2	Form of Original Issue Discount Senior Secured Note is incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, dated March 24, 2008.

10.3	Guaranty, dated as of March 24, 2008, executed by Echo Therapeutics, Inc., Sontra Medical, Inc., Imperium Advisers, LLC, and Imperium Master Fund, Ltd. is incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, dated March 24, 2008.

10.4	Security Agreement by and among the Company, Imperium Advisers, LLC, Imperium Master Fund, Ltd., Echo Therapeutics, Inc. and Sontra Medical, Inc., dated as of March 24, 2008, is incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, dated March 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Dated: June 25, 2008	By:	/s/ Harry G. Mitchell

Harry G. Mitchell
Chief Operating Officer,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase and Loan Agreement by and among the Company and the Purchasers named therein, dated as of March 24, 2008, is incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated March 24, 2008.

10.2	Form of Original Issue Discount Senior Secured Note is incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, dated March 24, 2008.

10.3	Guaranty, dated as of March 24, 2008, executed by Echo Therapeutics, Inc., Sontra Medical, Inc., Imperium Advisers, LLC, and Imperium Master Fund, Ltd. is incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K, dated March 24, 2008.

10.4	Security Agreement by and among the Company, Imperium Advisers, LLC, Imperium Master Fund, Ltd., Echo Therapeutics, Inc. and Sontra Medical, Inc., dated as of March 24, 2008, is incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K, dated March 24, 2008.